Press Release	Exhibit 99.1

En Pointe Technologies Sales, Inc. Announces The Completion of a $30 Million Credit Facility With GE Commercial Finance

     El Segundo, CA— June 30, 2004 — En Pointe Technologies Sales, Inc., a wholly owned subsidiary of En Pointe Technologies, Inc. (NASDAQ: ENPT) announced today the signing of a $30 million working capital line of credit with GE Commercial Finance’s distribution financing unit, Vendor Financial Services. This financing, arranged by one of the technology sector’s premier financing entities, replaces an existing credit facility.

     The new credit facility expands En Pointe’s access to distribution financing solutions, provides access to working capital to support growth and acquisition capital, and supports the company’s fundamental strategic growth objectives.

     “We are pleased to have a new business relationship partner in GE Commercial Finance who is dedicated to providing support to our company’s strategy and one who thoroughly understands our industry,” said Bob Din, President and CEO, En Pointe. “The terms of this agreement will provide En Pointe with the excess borrowing capacity that will be used to support any increase in revenue generation. It also provides the company with capital to pursue any expansion strategies. The overall effect of this arrangement is to provide En Pointe with certain economic and strategic alternatives in the marketplace.”

     GE Commercial Finance continues to expand its investment in the technology market, teaming with manufacturers, distributors, VARs and solution providers to develop specialized financing plans that properly align with their respective cash conversion cycles and growth objectives.

     “We are excited about En Pointe’s growth opportunities, and appreciate the opportunity to support management in its determination to expand their presence in the IT market,” said Tom Grathwohl, President of GE Commercial Finance’s distribution finance unit specializing in technology finance. “We have served the information technology industry since 1980, and we are experts at working with our customers to understand their unique market situations and create financing programs that exceed their expectations.”

About En Pointe Technologies, Inc.

     En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointe™ and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct online access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointe™ provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value-added services such as: Pre-sales consulting, Technology Planning and Management (including integration, configuration, deployment and migration), Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

     En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 17 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

About GE Commercial Finance, Vendor Financial Services

     Vendor Financial Services (www.vendorfinancialservices.com) is a unit of GE Commercial Finance, a global leader in developing and providing financial solutions and services to equipment manufacturers, distributors, dealers and their end users. With $26 billion in served assets worldwide, 1,200 manufacturers, 49,000 dealers & distributors and over 600,000 accounts in more than 30 countries, Vendor Financial Services helps its customers drive new business by providing superior service, a commitment to quality and the application of the latest e-commerce technology. Their inventory finance business unit, Commercial Distribution Finance, has been a leading provider of specialized financing products and services for more than five decades. Programs and services include inventory financing, accounts receivable financing, asset-based lending, private label financing, inventory consignment, collateral management, e-commerce services and related financial products. For more information, visit www.gecdf.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

En Pointe Technologies and the En Pointe logo are registered trademarks of En Pointe Technologies, Inc. in the United States and certain other countries. All other trademarks mentioned in this document or website are the property of their respective owners.

     To contact En Pointe regarding any investor matters, please contact:

Javed Latif
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at: sales@enpointe.com or contact us by phone at (310) 725-5200.

     The information contained in this message may be privileged and confidential and protected from disclosure. If the reader of this message is not the intended recipient, or an employee or agent responsible for delivering this message to the intended recipient, you are hereby notified that it is strictly prohibited (a) to disseminate, distribute or copy this communication or any of the information contained in it, or (b) to take any action based on the information in it. If you have received this communication in error, please notify us immediately by replying to the message and deleting it from your computer.